                                                                     Exhibit 4.2

                              STOCKHOLDER AGREEMENT

                                   dated as of

                              _______________, 2005

                                     between

                               VISTEON CORPORATION

                                       and

                               FORD MOTOR COMPANY

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01. Definitions................................................     1

                                   ARTICLE 2
                              REGISTRATION RIGHTS

Section 2.01. Shelf Registration.........................................     4
Section 2.02. Demand Registration........................................     4
Section 2.03. Postponement...............................................     7
Section 2.04. Piggyback Registration.....................................     8
Section 2.05. Expenses...................................................    10
Section 2.06. Registration and Qualification.............................    10
Section 2.07. Underwriting; Due Diligence................................    13
Section 2.08. Indemnification and Contribution...........................    14
Section 2.09. Rule 144 and Form S-3......................................    18
Section 2.10. Lock-Up Agreements.........................................    18
Section 2.11. Inconsistent Agreements....................................    19

                                   ARTICLE 3
                                    VOTING

Section 3.01. Voting of Warrant Shares...................................    19

                                   ARTICLE 4
                                  STANDSTILL

Section 4.01. Standstill.................................................    19

                                   ARTICLE 5
                                    HEDGING

Section 5.01. Limitations on Hedging.....................................    22
Section 5.02. Notice.....................................................    22


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

                                    ARTICLE 6
                              TRANSFER RESTRICTIONS

Section 6.01. Transfers; Rights of Transferees of Registrable
              Securities; Legends........................................    22

                                    ARTICLE 7
                                  MISCELLANEOUS

Section 7.01. Remedies...................................................    24
Section 7.02. Waiver; Consents to Amendments.............................    24
Section 7.03. Successors and Assigns.....................................    24
Section 7.04. Severability...............................................    24
Section 7.05. Counterparts;  Effectiveness; Third Party Beneficiaries....    25
Section 7.06. Descriptive Headings; Interpretation.......................    25
Section 7.07. Governing Law..............................................    25
Section 7.08. Dispute Resolution.........................................    25
Section 7.09. Jurisdiction...............................................    26
Section 7.10. WAIVER OF JURY TRIAL.......................................    27
Section 7.11. Addresses and Notices......................................    27
Section 7.12. Business Days..............................................    28

                              STOCKHOLDER AGREEMENT

     AGREEMENT (this "AGREEMENT") dated as of ___________, 2005 between Ford Motor Company, a Delaware corporation ("FORD"), and Visteon Corporation, a Delaware corporation (the "COMPANY").

                                   WITNESSETH:

     WHEREAS, pursuant to the Visteon "A" Transaction Agreement dated as of September 12, 2005 between Ford and the Company (the "TRANSACTION AGREEMENT"), among other things Ford is acquiring a warrant for the purchase of shares of common stock, par value $1.00 per share, of the Company (the "COMMON STOCK"); and

     WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Transaction Agreement;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. (a) The following capitalized terms shall have the meanings set forth below:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means having the right to elect a majority of the board of directors or other comparable body responsible for management and direction of a Person, or otherwise having, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, by contract or by virtue of share ownership.

     "BENEFICIAL OWNERSHIP" shall be determined in accordance with Rule 13d-3 under the 1934 Act.

     "BOARD OF DIRECTORS" means the board of directors of the Company.

     "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

     "CLOSING" means the date on which the transactions contemplated by the Transaction Agreement are consummated.

     "HEDGING TRANSACTION" means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

     "HOLDER" means Ford and, subject to Article 6, any Permitted Transferees.

     "INITIAL REQUESTING HOLDER" means the Requesting Holders initiating the registration pursuant to the first sentence of Section 2.02(a).

     "MAJORITY HOLDERS" means the Holders holding a majority in aggregate of the Registrable Securities held by all Holders.

     "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "OTHER SECURITIES" has the meaning ascribed thereto in Section 2.04(a).

     "PERMITTED TRANSFEREE" means any Person to whom the Registrable Securities are transferred in accordance with Article 6.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "REGISTRABLE SECURITIES" means (i) the Warrant Shares and (ii) any securities issued directly or indirectly with respect to such securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization of the Company. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they (A) have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (B) have been sold pursuant to Rule 144 under the 1933

Act, (C) could immediately be sold pursuant to Rule 144(k) under the 1933 Act or
(D) have been repurchased by the Company or otherwise cease to be outstanding.

     "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with any registration or marketing of securities pursuant to
Article 2, including (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with this Agreement and the performance of the Company's obligations hereunder (including the expenses of any annual audit letters and "cold comfort" letters required or incidental to the performance of such obligations); (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing and producing any agreements among underwriters, underwriting agreements, selling group agreements and any other customary documents in connection with the marketing of securities pursuant to Article 2; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys, including the cost of printing and producing any such blue sky or legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the securities being registered pursuant to Article 2; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system; (ix) the costs and expenses of the Company and its officers relating to analyst or investor presentations, if any, or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities; and (x) the reasonable fees and expenses (up to a maximum of Thirty Thousand Dollars ($30,000) in the aggregate for all registrations contemplated by this Agreement) of no more than one legal counsel to the Holders selected by Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable. In no event shall Registration Expenses be deemed to include underwriting discounts and commissions, brokerage fees and transfer taxes, if any.

     "REQUESTING HOLDERS" means the Holders requesting the registration of their Registrable Securities pursuant to Section 2.02(a) or 2.02(f).

     "RULE 415 OFFERING" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the 1933 Act.

     "SEC" means the Securities and Exchange Commission.

     "SELLING HOLDER" means a Holder of Registrable Securities included in the relevant registration statement.

     "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company relating to a Rule 415 Offering which covers all of the Registrable Securities held by the Holders, on Form S-3 under the 1933 Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "WARRANT" means the Warrant to purchase shares of Common Stock as described in the Transaction Agreement.

     "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of the Warrant, as adjusted from time to time.

                                    ARTICLE 2
                               REGISTRATION RIGHTS

     Section 2.01. Shelf Registration. (a) Provided that the Company is eligible to file a registration statement on Form S-3, it shall, not later than 270 days after the date hereof or, if later, as soon as is reasonably practicable after it becomes eligible to file a registration statement on Form S-3, cause to be filed a Shelf Registration Statement, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC within one year after the date hereof or as soon as is reasonably practicable after it becomes eligible to use Form S-3.

     (b) Subject to the terms of this Agreement, the Company agrees to use reasonable best efforts to keep the Shelf Registration Statement continuously effective from the date the SEC declares the Shelf Registration Statement effective until the first date that the Holders cease to hold any Registrable Securities.

     Section 2.02. Demand Registration. (a) If at any time after the first anniversary of the Closing or after a Change of Control (as defined in the Warrant), a Shelf Registration Statement is not effective (subject to any permitted postponement pursuant to Section 2.03), the Majority Holders may request in writing that the Company effect the registration under the 1933 Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities. Except as otherwise provided herein, the Company shall prepare and (within ninety (90) days after such request has been given) file with the SEC a registration statement with respect to (x) all Registrable Securities included in such request and (y) all Registrable Securities included in any request delivered by the Requesting Holders pursuant to Section 2.02(f), and thereafter use its reasonable best efforts to effect the registration under the 1933 Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request; provided that the Company shall not be obligated to effect any such registration pursuant to this Section 2.02(a) if (i) within thirty (30) days of receipt of a written request from the Requesting Holders, the Company gives notice to the Requesting Holders that the Company intends to effect an offering of the Company's securities for the Company's account and has taken substantial steps (including, but not limited to, selecting a managing underwriter or placement agent for such offering) and is proceeding with reasonable diligence to effect such offering (provided that in such case, the Company shall, subject to Section 2.04(c), use its reasonable best efforts to include in the registration relating to such public offering all Registrable Securities requested to be included by any Holder pursuant to Section 2.04(c) and, in the event Section 2.04(c) applies to such registration, shall include in such registration a number of such Registrable Securities that is equal to at least 25% of the shares of Common Stock (on an as-converted basis, with respect to securities convertible into or exchangeable for Common Stock to be included in such registration) that the Company is registering pursuant to such registration) or (ii) the Requesting Holders propose to sell less than all Registrable Securities then held by them pursuant to such registration statement and the estimated aggregate price to the public of such Registrable Securities is less than Five Million Dollars ($5,000,000).

     (b) The Majority Holders may collectively exercise their rights under this
Section 2.02 on not more than three occasions.

     (c) The Holders shall not have the right to require the filing of a registration statement pursuant to this Section 2.02 while any registration statement that has been filed pursuant to this Section 2.02 has yet to become effective or within six months following the effectiveness of any registration statement on Form S-1 that was filed pursuant to this Section 2.02.

     (d) A registration pursuant to this Section 2.02 shall not be deemed to have been effected (and, therefore, rights of a Requesting Holder shall be deemed not to have been exercised for purposes of paragraph (a) above) (i) if it has not become effective, (ii) if after it has become effective such registration (or the use of the prospectus contained in such registration statement) is (A) interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any Holder or underwriter or (B) delayed, withdrawn, suspended or terminated and, in each case, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement (until such time as the Registrable Securities requested to be registered may be completely distributed in accordance with the plan of distribution set forth in the related registration statement) or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement containing customary terms for secondary offerings by selling securityholders entered into by the Company in connection with such registration are not satisfied or waived other than because of some act or omission by any Holder or underwriter.

     (e) In the event that any registration pursuant to Section 2.02(a) shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities to be registered shall select the lead underwriter or underwriters (which selection or selections shall be subject to the approval of the Company, which approval shall not be unreasonably withheld), as well as counsel for the Holders, with respect to such registration. The parties hereto acknowledge and agree that the Company shall have sole discretion with respect to the selection of underwriters for any registration pursuant to
Section 2.04 that involves an underwritten offering.

     (f) Upon receipt of a written request from the Initial Requesting Holders pursuant to the first sentence of Section 2.02(a), the Company shall promptly give written notice of such requested registration to all other Holders of Registrable Securities and the intended method or methods of disposition stated in such request. Each other Holder may, by written notice to the Company to be delivered within ten (10) days of the delivery of the Company's notice, request the inclusion in such registration of any Registrable Securities held by such other Holder. The Company shall promptly after the expiration of such 10-day period notify each Requesting Holder of (i) the identity of the other Requesting Holders and (ii) the number of Registrable Securities requested to be included therein by each Requesting Holder. In the event that the Initial Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all of any portion of their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (for secondary sales by selling stockholders) with the underwriter or underwriters selected pursuant to Section 2.02(e).

     (g) The Company shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Holder (including the Company and any directors, officers or employees of the Company (such additional equity securities, the "ADDITIONAL EQUITY SECURITIES")) in any registration of Registrable Securities requested by the Requesting Holders; provided that if such registration is to be an underwritten registration and such Requesting Holders are advised in writing (with a copy to the Company) by a nationally recognized investment banking firm selected pursuant to paragraph (e) above that, in such firm's good faith view, all or a part of the equity securities to be included in such registration (including any Additional Equity Securities) cannot be sold and the inclusion of all or part of the equity securities that would otherwise be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the equity securities to be included in such registration, then the Company shall exclude from such registration such Additional Equity Securities or part thereof, to the nearest extent possible on a pro rata basis, in which case the Company shall include in such registration:

          (i) first, up to the full number of Registrable Securities and

          (ii) second, up to the full number of any other Additional Equity Securities, if any, in excess of the Registrable Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

     In the event that the number of Registrable Securities requested to be included in a registration statement that will not include any Additional Equity Securities by the Requesting Holders exceeds the number which, in the good faith view of such investment banking firm, can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering, the number shall be allocated pro rata among all of the Requesting Holders on the basis of the relative number of Registrable Securities then held by each such Requesting Holder (with any number in excess of a Requesting Holder's request reallocated among the remaining Requesting Holders in a like manner).

     Section 2.03. Postponement. The Company shall be entitled to postpone for a reasonable period of time up to ninety (90) days the filing of any registration statement or any amendment or supplement thereto otherwise required to be prepared and filed by it pursuant to Section 2.01 or 2.02 if the Company furnishes to the Holders a certified resolution of the Board of Directors (the "CERTIFIED

RESOLUTION") stating that the Company or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities (or the Board of Directors determines that the Company is at such time otherwise in possession of material non-public information with respect to the Company or any of its Subsidiaries), disclosure of which would be required in such registration statement, and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders other than the Holders. A deferral of the filing of a registration statement pursuant to this Section 2.03 shall be lifted, and the registration statement shall be filed forthwith, if the negotiations or other activities are terminated or publicly disclosed (or such material non-public information has been publicly disclosed by the Company). In order to defer the filing of a registration statement pursuant to this Section 2.03, the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to the Holders (subject to the Holders entering into a customary confidentiality obligation as to such information, which the Holders hereby agree to do) the Certified Resolution stating that the Company is deferring such filing pursuant to this Section 2.03 and an approximation of the anticipated delay. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing under this Section 2.03 more than once in any 180 day period.

     Section 2.04. Piggyback Registration. (a) In the event that the Company proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, "OTHER SECURITIES") under the 1933 Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the 1933 Act, it shall so long as Holders own Registrable Securities, give prompt written notice to each Holder of its intention to do so and of the rights of such Holder under this Section 2.04. Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within ten (10) days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered. Notwithstanding the immediately preceding sentence, in the event that the holders of the Other Securities intend to distribute the Other Securities covered by such registration by means of an underwriting, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all or any portion of their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (for secondary sales by selling stockholders) with the underwriter or underwriters.

     (b) If, at any time after giving a written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to such Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders immediately to request that such registration be effected as a registration under Section
2.02 to the extent permitted thereunder.

     (c) If the registration referred to in the first sentence of Section 2.04(a) is to be an underwritten registration and a nationally recognized investment banking firm selected by the Company advises the Company in writing that, in such firm's good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, the Company shall include in such registration:

          (i) first, all Other Securities the Company proposes to sell for its own account,

          (ii) second, any securities of the Company to be registered pursuant to "demand" registration rights existing as of the date hereof, and

          (iii) third, up to the full number of Registrable Securities held by Holders of Registrable Securities in excess of the number of Other Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

     (d) The Company shall not be required to effect any registration of Registrable Securities under this Section 2.04 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans or in connection with the filing of a Form S-4 or Form S-8 registration statement.

     (e) No registration of Registrable Securities effected under this Section
2.04 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2.01 or 2.02.

     Section 2.05. Expenses. Except as provided herein, the Company shall pay all Registration Expenses under this Article 2 with respect to a particular offering (or proposed offering). Each Selling Holder shall bear the fees and expenses of its own counsel as well as all underwriting discounts and commissions, brokerage fees and taxes, except that reasonable fees and expenses (up to a maximum of Thirty Thousand Dollars ($30,000) in the aggregate for all registrations contemplated by this Agreement) of one counsel representing all Selling Holders selected by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable, will constitute Registration Expenses.

     Section 2.06. Registration and Qualification. If the Company is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2.01, 2.02 or 2.04, the Company shall as promptly as practicable, but subject to the other provisions of this Agreement:

     (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the 1933 Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the 1933 Act with respect to the disposition of all such Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement; provided that the Company will, at least five (5) Business Days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5 business-day period and the Company will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing; it being agreed that there is no need to pre-deliver or give a right to review of any 1934 Act filing that is fully incorporated by reference;

     (c) furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request, and, upon the request of the Selling Holders or such underwriter, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

     (d) after the filing of the registration statement, promptly notify each Selling Holder in writing of the effectiveness thereof and of any stop order issued or, to the knowledge of the Company, threatened by the SEC and use its reasonable best efforts to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each Selling Holder of such lifting or withdrawal of such order;

     (e) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as may be necessary and as the Selling Holders or any underwriter of such Registrable Securities shall reasonably request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders or any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction;

     (f) use its reasonable best efforts in the event of an underwritten offering to furnish to each Selling Holder and to any underwriter of such Registrable Securities (i) an opinion of counsel for the Company addressed to each underwriter and each Selling Holder and dated the date of the closing under the underwriting agreement and (ii) a "cold comfort" letter addressed to each underwriter and each Selling Holder and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with the consummation of underwritten secondary public offerings of securities by selling securityholders;

     (g) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.01, Section 2.02 or Section 2.04 is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders (but subject to Section 2.03) prepare and furnish to the Selling Holders as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (and the Selling Holders agree to immediately discontinue use (and cause each other person acting on its behalf to immediately discontinue use) of the prospectus included in such registration statement following receipt of such notice until such time as such prospectus shall have been so amended or supplemented or such time as the Company shall have provided the Selling Holders with a subsequent notice to the effect that such prospectus may again be used);

     (h) if requested by the lead or managing underwriters or Selling Holders, use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Common Stock is then listed;

     (i) upon the Selling Holders' reasonable request, send appropriate officers of the Company to attend customary "road shows" and analyst and investor presentations scheduled in connection with any such underwritten offering of Registrable Securities; provided, however, that attending such road show would not unduly interfere with the operation of the Company; and

     (j) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.01, Section 2.02 or Section 2.04 unlegended certificates representing ownership of the

Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

     In addition, each Holder agrees that (i) in connection with any registration of Registrable Securities pursuant to this Article 2 it will timely provide all information reasonably necessary with respect to such Holder and its plan of distribution, for such registration of Registrable Securities, (ii) failure to provide such information will postpone the Company's obligations to such Holder for the applicable registration until such information is provided and (iii) the Company will have no obligation to update or amend selling stockholders' information in any filing more frequently than every 90 days.

     Notwithstanding anything to the contrary in this Article 2, the Company shall not be obligated to effect any offering by means of an underwritten offering (and, without limiting the generality of the foregoing, the Company shall not be obligated to comply with Section 2.07 and paragraphs (f) and (i) of
Section 2.06) unless the estimated aggregate price to the public of the securities to be sold thereunder are in excess of Fifteen Million Dollars ($15,000,000).

     Section 2.07. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions by selling securityholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, and agreements as to the provision of opinions of counsel and accountants' letters to such underwriters and Selling Holders the effect and to the extent provided in Section 2.06(f). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties and covenants and indemnification by such Selling Holders and underwriters and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08. Notwithstanding anything to the contrary herein, such underwriting agreement shall not require the Selling Holders to have any liability with respect to the representations made by, the operations of or the disclosures made by the Company.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act under this
Article 2, upon entering into a confidentiality agreement with the Company that is reasonably satisfactory to the Company, the Company shall give the underwriters, if any, and underwriters' counsel, and counsel for the Holders as selected pursuant to Section 2.02(e) or by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the reasonable opinion of such underwriters, such underwriters' counsel or such counsel for the Holders, to conduct a reasonable investigation within the meaning of the 1933 Act; provided that such underwriters, such underwriters' counsel and such counsel for the Holders shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

     Section 2.08. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, subject to Section 2.08(c), any reasonable legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed by the Company pursuant to this Agreement at the time it became effective or any amendment thereof, any preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to a Selling Holder or underwriter which is furnished to the Company in writing by or on behalf of such Selling Holder or underwriter expressly for use therein. The Company also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Company of each Selling Holder provided in this Section 2.08(a). Notwithstanding the foregoing, (i) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such losses, claims, damages or liabilities result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if its is determined that the Company has provided such current prospectus (or such amended or supplemented prospectus, as the case may be) to any Selling Holder or underwriter prior to such confirmation and it was the responsibility of such Selling Holder or underwriter to provide such Person with a current copy of the prospectus and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such losses, claims, damages or liabilities, and (ii) the indemnity agreement shall also not apply to losses, claims, damages or liabilities attributable to a failure of a Selling Holder, underwriter or other Person on their behalf to comply with
Section 2.06(g).

     (b) Each Selling Holder agrees, to the extent Registrable Securities held by such Selling Holder are included in the securities as to which a registration is being effected hereunder, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, subject to Section 2.08(c), any reasonable legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement at the time it became effective or any amendment thereof, any preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to a Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Company provided in this Section 2.08(b). Notwithstanding any other provision of this Section 2.08, no Selling Holder's obligations to indemnify pursuant to this Section 2.08 shall exceed the amount of net proceeds received by such Selling Holder in connection with the offering of its Registrable Securities. Each Selling Holder's obligations to indemnify pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all Selling Holders and not joint.

     (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses in connection therewith; provided that the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party representation of both parties by the same counsel would be inappropriate due to material differing interests between them, in which case the reasonable fees and expenses of such counsel shall be at the sole expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any claim or action or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders as indemnified parties, such firm shall be designated in writing by the indemnified party that had the largest number of Registrable Securities included in such registration. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

     (d) If the indemnification provided for in this Section 2.08 shall for any reason be unavailable (other than in accordance with its terms) or insufficient to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (A) as between the Company and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (B) as between (x) the Company and the Selling Holders or
(y) the Selling Holders and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by a Selling Holder or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, as well as the matters referred to in the last sentence of Section 2.08(a). The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other costs, fees and expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section
2.08 were determined by pro rata allocation (even if the underwriters and/or Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 2.08, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceed the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder's obligations to contribute pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all the

Selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.08 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

     (f) The obligations of the parties under this Section 2.08 shall be in addition to any liability which any party may otherwise have to any other party.

     (g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

     Section 2.09. Rule 144 and Form S-3. The Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall at all times be satisfied. The Company further agrees to use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the 1933 Act for the filing of registration statements under this Agreement to at all times be satisfied.

     Section 2.10. Lock-Up Agreements. If requested by the lead or managing underwriters, each Holder hereby agrees that such Holder shall not sell any Common Stock or securities convertible into or exercisable for Common Stock held by such Holder (other than the sale pursuant to the registration statement of those securities included in the registration) for such requested period (not to exceed ninety (90) days) after the effective date of a registration statement for an underwritten public offering of any of the Company's equity securities in which either (i) Registrable Securities of such Holder are included (unless Registrable Securities sought to be included in such underwritten public offering by such Holder were excluded pursuant to the applicable provisions of this Article 2) or (ii) such Holder was offered the opportunity to include Registrable Securities in such underwritten public offering pursuant to the "piggyback" registration rights under Section 2.04 but declined to do so. Notwithstanding the foregoing, this Section 2.10 shall not apply unless all then officers and directors of the Company, and all stockholders of the Company who own Common Stock representing 10% or more of the outstanding Common Stock, enter into similar agreements. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriters shall apply to each Holder on a pro rata basis.

     Section 2.11. Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                                    ARTICLE 3
                                     VOTING

     Section 3.01. Voting of Warrant Shares. For so long as Ford or any of its Affiliates holds any Warrant Shares, it hereby unconditionally and irrevocably agrees that at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Ford shall vote all Warrant Shares at such time beneficially owned by Ford or any of its Affiliates (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, in the same proportions (as between votes "for", "against" or to "abstain" on each respective matter) as the shares of Common Stock voted by all holders of Common Stock, other than Ford and its subsidiaries, with respect to each respective matter to be voted upon by holders of Common Stock (or for which such consent is sought). Any vote required pursuant to the preceding sentence shall be cast (or consent shall be given) by Ford and its Affiliates in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Company shall establish procedures to allow Ford to vote its Warrant Shares in accordance with this Section 3.01. This Section 3.01 shall be inoperative and of no force or effect if Ford and its Affiliates shall acquire more than 50% of the outstanding Common Stock of the Company without violation of this Agreement.

                                    ARTICLE 4
                                   STANDSTILL

     Section 4.01. Standstill. (a) Ford agrees that for a period of three years following the date hereof, neither Ford nor any of its Affiliates will, without the Company's prior written consent:

          (i) acquire, agree to acquire or offer to acquire beneficial ownership of any securities of the Company (or options or other rights to acquire any securities of the Company) other than Registrable Securities; provided that the foregoing limitation shall not prohibit the acquisition of securities issued as dividends or as a result of stock splits and similar reclassifications or received in a consolidation, merger or other business combination in respect of Registrable Securities held by such Persons at the time of such dividend, split, reclassification, consolidation, merger or business combination;

          (ii) make or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission promulgated pursuant to Section 14 of the 1934 Act) to vote any voting securities of the Company;

          (iii) form, join or any way participate in a "group" within the meaning of Section 13(d)(3) of the 1934 Act with respect to any voting securities of the Company;

          (iv) otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders any merger, share exchange, business combination, sale of all or substantially all assets, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others, to control, or change the management, Board of Directors or policies of the Company or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company;

          (v) make any request or proposal to amend, waive or terminate any provision of this Article 4; or

          (vi) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding any of the matters referred to in clauses (i) through (v) of this Section 4.01, or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (v) of this Section 4.01.

     (b) Notwithstanding the provisions of this Section 4.01, if:

          (i) the Company enters into a definitive agreement with an entity other than a subsidiary of the Company providing for:

               (A) a merger, share exchange, business combination or similar extraordinary transaction as a result of which the Persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of the Company entitled to vote generally in elections of directors of the Company, would cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise more than 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (or, if not the Company, the surviving Person resulting from such transaction),

               (B) a sale of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis), or

               (C) the acquisition (by purchase, merger or otherwise) by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the 1933 Act) of beneficial ownership of voting securities of the Company entitling that Person to exercise more than 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (the transactions described in clauses (A), (B) and (C) of this Section 4.01(b)being each hereinafter referred to as a "THIRD-PARTY AGREEMENT"); or

          (ii) any Person (other than the Company or a subsidiary of the Company) commences (within the meaning of the 1934 Act), other than pursuant to a Third-Party Agreement, a tender offer or exchange offer for voting securities of the Company entitling the holders thereof to exercise more than 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company, which offer is not withdrawn or terminated within five (5) days after it is commenced (a "THIRD-PARTY TENDER OFFER");

then the restrictions set forth in Section 4.01(a) above shall not restrict the Holder from (A) in the case of a Third-Party Agreement, making a non-public proposal solely to the Board of Directors for a transaction as long as such proposal (x) is at a price that is financially superior to the price to be paid to the Company or its stockholders pursuant to the Third-Party Agreement, (y) the structure of such transaction is substantially similar to that contained in the Third-Party Agreement and (z) the other non-financial terms of such transaction are not less favorable in any material respect to the Company and its stockholders than the other non-financial terms contained in the Third-Party Agreement, and (B) in the case of a Third-Party Tender Offer, commencing a tender offer, or making a non-public proposal solely to the Board of Directors for a merger, in each case at a price that is financially superior to the price to be paid pursuant to the Third-Party Tender

Offer; provided, however, that the restrictions set forth in Section 4.01(a) shall again be fully applicable in accordance with their terms upon the termination of the Third-Party Agreement or termination, withdrawal or final expiration of the Third-Party Tender Offer, as the case may be, except in each case with respect to any or offer commenced by Ford as permitted by this sentence prior to such termination or withdrawal.

     (c) The provisions of this Section 4.01 shall be inoperative and of no force or effect following a Change of Control (as defined in the Warrant).

                                    ARTICLE 5
                                     HEDGING

     Section 5.01. Limitations on Hedging. Ford agrees that:

          (i) until the date that is the first anniversary of the Closing, neither Ford nor its Affiliates shall engage in any Hedging Transaction with respect to any shares of Common Stock;

          (ii) between the date that is the first anniversary of Closing and the date that is the second anniversary of Closing, neither Ford nor its Affiliates shall engage in any Hedging Transaction with respect to more than an aggregate of 12,500,000 shares (as adjusted for stock splits, combinations, recapitalizations and the like) of Common Stock; and

          (iii) after the second anniversary of the Closing, Ford will not be restricted from engaging in any Hedging Transactions.

     Section 5.02. Notice. Prior to engaging in any Hedging Transaction, Ford will first offer the Company a reasonable opportunity to participate in such transaction, to the extent consistent with market practice, as purchaser of any Common Stock proposed to be sold by any counterparty in connection with such Hedging Transaction.

                                    ARTICLE 6
                              TRANSFER RESTRICTIONS

     Section 6.01. Transfers; Rights of Transferees of Registrable Securities; Legends. The Warrant and the Registrable Securities shall be transferable, in whole or in part from time to time, subject to the following restrictions in this Section 6.01. Each Holder agrees not to make any direct or indirect sale, assignment, pledge, transfer or other disposition, whether or not for value (each, a

"TRANSFER"), to the same transferee or any Affiliates of a transferee (or any member of a "group" (within the meaning of Section 13(d)(3) under the 1934 Act) of which any such transferee or Affiliate is a member) in a single transaction or series of transactions, of all or any portion of the Warrant or Registrable Securities (or any right or interest therein) representing (or representing the right to acquire) a number of shares of Common Stock that is more than 5% of the then outstanding shares of Common Stock; provided that the foregoing restriction shall not apply to a Transfer by a Holder to an Affiliate of the Holder; and provided further the Warrant may only be Transferred in part in minimum denominations of Two Million (2,000,000) Warrant Shares (as adjusted appropriately in the event of any stock split, combination, stock dividend or similar transaction involving the Company's Common Stock, and aggregating, for purposes of determining whether the minimum is met, any related Transfers made to Affiliates of the transferee or any member of a "group" (within the meaning of Section 13(d)(3) under the 1934 Act) of which such transferee or Affiliate is a member). Each Holder further agrees not to make any Transfer of all or any portion of the Warrant or Registrable Securities (or any right or interest therein) unless and until (a) there is then in effect a registration statement under the 1933 Act covering such proposed transfer and such transfer is made in accordance with such registration statement, (b) such transfer is made in accordance with Rule 144 under the 1933 Act and the Company has received an opinion of counsel for such Holder (which opinion may rely on customary certifications as to factual matters), reasonably satisfactory to the Company, that such transfer is made in accordance with Rule 144 under the 1933 Act or (c)
(i) the transferee has agreed in writing to be bound by these transfer restrictions, (ii) such Holder shall have notified the Company of the proposed transfer and (iii) if reasonably requested by the Company and the transferee is not an Affiliate of the Holder, such Holder shall have furnished the Company with an opinion of counsel for such Holder (which opinion may rely on customary certifications as to factual matters), reasonably satisfactory to the Company, that such transfer does not require registration of the Registrable Securities under the 1933 Act. In connection with a transfer pursuant to clause (c) of the immediately preceding sentence, the transferee of all or any portion of the Warrant or any Registrable Securities will be deemed a Holder hereunder as soon as the Company receives (A) written notice stating the name and address of the transferee and identifying the portion of the Warrant and all number of Registrable Securities, as applicable, transferred, (B) a written agreement, in form and substance acceptable to the Company and Majority Holders, from such transferee to the Company whereby such transferee agrees to be bound by the terms of this Agreement as a Holder and (C) if required under clause (c)(iii) above, the opinion referred to therein. Certificates representing the Warrant and Registrable Securities shall bear a legend referring to this Agreement and the transfer restrictions contained herein; provided that such legends shall be


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

removed in connection with any transfer pursuant to clause (a) or (b) of this
Section 6.01.

                                    ARTICLE 7
                                  MISCELLANEOUS

     Section 7.01. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     Section 7.02. Waiver; Consents to Amendments. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Majority Holders (except in the case of Article 3, Article 4 and Article 5 which may be amended only upon the written consent of the Company and Ford), or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 7.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (which shall include, with respect to Article 2, all Permitted Transferees) and any successor to the Company in connection with a Change in Control (as defined in the Warrant)); provided that the Company may not otherwise assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Majority Holders and (ii) the obligations of Ford under Article 3, Article 4 and Article 5 shall be binding on Ford and its successors and not any Permitted Transferees, and Ford shall not be permitted to delegate such obligations without the prior written consent of the Company.

     Section 7.04. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 7.05. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

     Section 7.06. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with its terms.

     Section 7.07. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     Section 7.08. Dispute Resolution. (a) If a dispute arises between the parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including but not limited to damages, injunctive relief and specific performance:

          (i) The parties promptly shall hold a meeting of senior executives with decision-making authority to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided that no party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

          (ii) If the parties are unable to negotiate a mutually satisfactory resolution as provided above, then upon request by either party, the matter shall be submitted to binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration. Within five (5) Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator shall enter a final ruling that adopts in whole such requested relief. The arbitrator shall limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from the requests submitted by the parties.

          (iii) Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This Section 7.08 is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., or comparable legislation in non-U.S. jurisdictions, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     Section 7.09. Jurisdiction. Subject to Section 7.08, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court sitting in Michigan or any Michigan State court sitting in Wayne County or Oakland County, Michigan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or any objection that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     Section 7.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 7.11. Addresses and Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Ford, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 337-3209
          E-mail: mnunn@ford.com
     and to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Paul R. Kingsley
          Facsimile No.: (212) 450-3800
          E-mail: paul.kingsley@dpw.com

     if to the Company, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com

     with a copy (which shall not constitute notice) to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Attention: Michael E. Lubowitz
          Facsimile No.: (212) 310-8007
          E-mail: michael.lubowitz@weil.com

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. If to any other Holder, to the address or facsimile set forth on the books of the Company or any other address or facsimile number as a party may hereafter specify for such purpose to the Company. Notwithstanding the foregoing, no Holder or its counsel shall be entitled to notice if such Holder holds less than 1% in the aggregate of the Registrable Securities held by all Holders.

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 7.12. Business Days. If any time period for giving notice or taking action hereunder does not expire on a Business Day, the time period shall automatically be extended to the immediately following Business Day.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        FORD MOTOR COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VISTEON CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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